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EXHIBIT 10.11


                    [CORNERSTONE PROPERTIES INC. LETTERHEAD]


                                        December 16, 1998



Mr. John S. Moody
126 East 56th Street
New York, New York  10022

                  Re:  Employment

Dear John,

         We are pleased to confirm your employment as President and Chief Executive Officer of Cornerstone Properties Inc. (the "Corporation") and to confirm your employment by Cornerstone Properties Limited Partnership (the "Partnership" and together with the Corporation, "Cornerstone").

         16. POSITION AND TERM. You will serve as the President and Chief Executive Officer of the Corporation for a term of three years from the date of this letter in accordance with the Amended and Restated Bylaws of the Corporation. You will also serve as an officer and director of one or more affiliates of Cornerstone as you and the Board may agree from time to time. You will receive no additional salary compensation for your services in connection with these affiliates, though Cornerstone may fairly allocate your compensation among these subsidiaries and the Partnership.

         2. COMPENSATION. You will receive an annual salary of at least $350,000. Your annual salary will be reviewed each year beginning with calendar year 2000 and may be adjusted upward as the Board of Directors or its compensation committee may deem appropriate. You will participate in Cornerstone's executive bonus and incentive programs, including stock option and restricted stock programs, in a manner comparable to other senior executives of Cornerstone as from time to time determined by the Board's Compensation Committee.

         3. BENEFITS. You will be entitled to the Partnership's health, life, disability and other insurance benefits and sick leave as are generally applicable to its senior executives, and you will be entitled to participate in all of the Partnership's employee benefit plans in which senior executives are allowed to participate generally. You will be entitled to five weeks vacation each year in addition to the Partnership's regular paid holidays.

         4. REIMBURSEMENT OF BUSINESS EXPENSES AND TRAVEL. Cornerstone will reimburse you for your reasonable travel and other business-related expenses incurred in connection with Cornerstone business and the performance of your duties under this agreement, including travel, hotel, meals and entertainment. Reimbursement procedures will be in accordance with the Partnership's policies as to senior executives.

         5. TIME AND OTHER COMMITMENTS. You will devote such time as may reasonably be required to fulfill your duties under this agreement. It is expected and agreed that you will spend reasonable amounts of time on educational, charitable and public service activities, in service on boards of directors of companies that do not compete with Cornerstone, and in the management of your personal passive investments. For a period of one year following the termination of your employment with Cornerstone, you shall not, either on your own behalf or in the service or on behalf of others, (i) initiate solicitation of employment of or hire any employee who is employed by the Partnership at the time of the termination of your employment, (ii) induce an employee to terminate his or her employment with Cornerstone prior to such employee's termination with a view to soliciting such employee thereafter. For the purposes of this paragraph, the general posting or placement of job openings and descriptions on newspapers, magazines, intranet or internet websites, bulletin boards, with search agencies or any other form of


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Mr. John S. Moody
December 16, 1998
Page 2


advertisement or announcement not targeted specifically at such employees, or through such other general method of solicitation will not be deemed to be an act of initiating solicitation.

         6. TERMINATION. Your employment will terminate upon your death or Permanent Disability. For this purpose your "Permanent Disability" means that by reason of injury, physical or mental illness or other disability you are unable to satisfactorily perform your duties as an employee under this agreement, as determined in the reasonable judgment of the Board based upon competent medical advice and the Board reasonably determines that your condition has continued for at least ninety (90) consecutive days and satisfies the definition of "long-term disability" (or comparable term) as used for the disability insurance policy or policies in effect with respect to employees of Cornerstone as of the onset of the condition.

         Apart from your death or Permanent Disability, you may be terminated prior to the end of the three-year term prescribed herein only for Cause. "Cause" means (1) any intentional act of dishonesty or fraud by you in the performance of your duties as an employee; (2) any willful failure to carry out your material duties as assigned by the Board of Directors which continues after notice and a reasonable opportunity to cure; or (3) you are convicted of or plead guilty or NOLO CONTENDERE to a felony involving dishonesty or moral turpitude.

         7. MISCELLANEOUS. All notices under this agreement will be in writing and may be (i) presented personally or by private courier service, (ii) sent by facsimile transmission, or (iii) sent via a nationally recognized overnight delivery service (e.g., FedEx, DHL). This agreement will be governed by and interpreted according to the substantive laws of the State of New York without regard to New York's conflicts laws principles. In the event of any breach of the agreement that results in arbitration or litigation between the parties, the prevailing party shall be entitled to its reasonable attorneys' fees, expert witness fees and costs of such suit or arbitration (or the enforcement of any related award or decision). The prevailing party shall be determined, based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's or arbitrator's decision.

         This agreement is not intended to obviate or modify any provision of any other agreement between you and the Partnership or the Corporation, including, without limitation, the employment letter agreement regarding supplemental pension and other matters, dated October 31, 1995, between you and the Corporation, and the Retention Agreement dated as of March 28, 1998, between you and the Partnership, except as otherwise expressly stated. The unenforceability of all or any part of any provision of this agreement in any jurisdiction will in that jurisdiction be ineffective to the extent of the unenforceability without invalidating the remaining provisions of this agreement, but this unenforceability will not invalidate the same provision in any other jurisdiction. To the extent permitted by law, the parties waive any provision of law which renders such provision prohibited or unenforceable in any respect.


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Mr. John S. Moody
December 16, 1998
Page 3


         Please indicate your agreement to the terms of your employment set forth herein by signing this letter in the space indicated below, whereupon this letter shall become a binding agreement of the parties.

                                        Sincerely,

                                        CORNERSTONE PROPERTIES INC.,
                                        a Nevada corporation

                                        By:                                    ,
                                             ----------------------------------
                                             Its:
                                                 -------------------------

                                        By:                                    ,
                                             ----------------------------------
                                             Its:
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                                        CORNERSTONE PROPERTIES LIMITED
                                        PARTNERSHIP, L.P.
                                        a Delaware limited partnership

                                        By:                                    ,
                                             ----------------------------------
                                             Its:
                                                 -------------------------

                                        By:                                    ,
                                             ----------------------------------
                                             Its:
                                                 -------------------------


Read and Agreed:


-----------------------
John S. Moody